EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA
On January 1, 2022, Apollo Global Management, Inc. completed the previously announced merger transactions with Athene Holding Ltd. ("Athene"). Upon the closing of the merger with Athene, Apollo Global Management, Inc. was renamed Apollo Asset Management, Inc., and became a subsidiary of Tango Holdings, Inc., and Tango Holdings, Inc. was renamed "Apollo Global Management, Inc."

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and nine months ended September 30, 2022. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Asset Management, Inc.’s (f/k/a Apollo Global Management, Inc.) financial statements for the relevant periods.

	As of September 30, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,117,471	$674	$160	$1,118,305
Restricted cash and cash equivalents	2,130	694,582	—	696,712
Investments (includes performance allocations of $2,502,446 as of September 30, 2022)	5,594,525	347,575	148,838	6,090,938
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	84,132	—	84,132
Investments, at fair value	—	1,016,819	—	1,016,819
Other assets	—	55,335	(36,160)	19,175
Due from related parties	(597,257)	15	1,284,929	687,687
Deferred tax assets, net	(3,035)	—	662,697	659,662
Other assets	1,046,593	11,244	26,584	1,084,421
Lease assets	596,487	—	—	596,487
Goodwill	264,339	—	(595)	263,744
Total Assets	$8,021,253	$2,210,376	$2,086,453	$12,318,082

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$121,238	$3,251	$2,114	$126,603
Accrued compensation and benefits	262,804	—	—	262,804
Deferred revenue	134,949	—	—	134,949
Due to related parties	286,382	8,300	1,386,331	1,681,013
Profit sharing payable	1,497,780	—	—	1,497,780
Debt	2,810,055	—	—	2,810,055
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	—	—	—
Notes payable	—	49,990	—	49,990
Other liabilities	—	607,636	—	607,636
Due to related parties	—	370	(370)	—
Other liabilities	216,656	41,519	47,035	305,210
Lease liabilities	669,081	—	—	669,081
Total Liabilities	5,998,945	711,066	1,435,110	8,145,121
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,019,223	4,484	1,023,707
Stockholders’ Equity:
Apollo Asset Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of June 30, 2022	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of June 30, 2022	289,815	—	—	289,815
Additional paid in capital	—	(63,909)	1,306,527	1,242,618
Retained earnings	(36,534)	251,124	(218,491)	(3,901)
Accumulated other comprehensive income (loss)	(17,090)	(72,345)	79,529	(9,906)
Total Apollo Asset Management, Inc. Stockholders’ Equity	500,589	114,870	1,167,565	1,783,024
Non-Controlling Interests in consolidated entities	6,222	365,217	—	371,439
Non-Controlling Interests in Apollo Operating Group	1,515,497	—	(520,706)	994,791
Total Stockholders’ Equity	2,022,308	480,087	646,859	3,149,254
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$8,021,253	$2,210,376	$2,086,453	$12,318,082
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Nine Months Ended September 30, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,686,107	$14	$(20,510)	$1,665,611
Advisory and transaction fees, net	268,111	—	18,308	286,419
Investment income (loss)	532,208	—	(51,319)	480,889
Incentive fees	17,934	—	(844)	17,090
Total Revenues	2,504,360	14	(54,365)	2,450,009

Expenses:
Compensation and benefits	1,429,155	—	—	1,429,155
Interest expense	94,573	16	2,055	96,644
General, administrative and other	444,596	6,625	1,071	452,292
Total Expenses	1,968,324	6,446	3,126	1,978,091

Other Income (Loss):
Net gains (losses) from investment activities	901,925	20,250	(21,007)	901,168
Net gains from investment activities of consolidated variable interest entities	—	159,635	167,824	327,459
Interest income (loss)	17,829	6,769	(599)	23,999
Other income (loss), net	5,237	(294)	(14,423)	(9,480)
Total Other Income (Loss)	924,991	186,360	131,795	1,243,146
Income (loss) before income tax provision	1,461,027	179,733	74,304	1,715,064
Income tax provision	(35,003)	(179)	(128,688)	(163,870)
Net Income (Loss)	1,426,024	179,554	(54,384)	1,551,194
Net income attributable to Non-controlling Interests	(588,845)	(273,830)	—	(862,675)
Net Income (Loss) Attributable to Apollo Asset Management, Inc.	837,179	(94,276)	(54,384)	688,519
Series A Preferred Stock Dividends	(13,149)	—	—	(13,149)
Series B Preferred Stock Dividends	(14,344)	—	—	(14,344)
Net Income (Loss) Attributable to Apollo Asset Management, Inc. Class A Common Stockholders	$809,686	$(94,276)	$(54,384)	$661,026

(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended September 30, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$582,735	$14	$(84)	$582,665
Advisory and transaction fees, net	102,520	—	7,621	110,141
Investment income (loss)	(25,851)	—	(3,397)	(29,248)
Incentive fees	9,287	—	—	9,287
Total Revenues	668,691	14	4,140	672,845

Expenses:
Compensation and benefits	386,146	—	—	386,146
Interest expense	30,613	7	1,599	32,219
General, administrative and other	159,366	884	958	161,208
Total Expenses	576,125	891	2,557	579,573

Other Income (Loss):
Net gains (losses) from investment activities	(13,261)	3,364	(6,251)	(16,148)
Net gains from investment activities of consolidated variable interest entities	—	25,717	(14,330)	11,387
Interest income (loss)	10,430	5,008	(61)	15,377
Other income (loss), net	3,742	(95)	(114)	3,533
Total Other Income (Loss)	911	33,994	(20,756)	14,149
Income (loss) before income tax provision	93,477	33,117	(19,173)	107,421
Income tax provision	(17,672)	(179)	(4,218)	(22,069)
Net Income (Loss)	75,805	32,938	(23,391)	85,352
Net income attributable to Non-controlling Interests	(44,393)	(17,529)	—	(61,922)
Net Income (Loss) Attributable to Apollo Asset Management, Inc.	31,412	15,409	(23,391)	23,430
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income (Loss) Attributable to Apollo Asset Management, Inc. Class A Common Stockholders	$22,248	$15,409	$(23,391)	$14,266

(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.